================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                       February 2, 2006 (February 1, 2006)
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                         1-3579              06-0495050
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               World Headquarters
                                 1 Elmcroft Road
                        Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))



================================================================================

ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 2.02 Disclosure of "Results of Operations and Financial Condition."

On February 1, 2006, the registrant issued a press release setting forth its financial results, including consolidated statements of income, supplemental information, and a reconciliation of reported results to adjusted results for the three and twelve months ended December 31, 2005 and 2004, and consolidated balance sheets at December 31, 2005, September 30, 2005, and December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.



ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1     Press release of Pitney Bowes Inc. dated February 1, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     Pitney Bowes Inc.

February 2, 2006




                                     /s/ B.P. Nolop
                                     -------------------------------------------
                                     B.P. Nolop
                                     Executive Vice President and
                                     Chief Financial Officer
                                     (Principal Financial Officer)






                                     /s/ S.J. Green
                                     -------------------------------------------
                                     S.J. Green
                                     Vice President - Finance and
                                     Chief Accounting Officer
                                     (Principal Accounting Officer)

                                                                    Exhibit 99.1
                                                                    ------------






                   PITNEY BOWES ANNOUNCES 4TH QUARTER RESULTS
                   ------------------------------------------

STAMFORD, Conn., February 1, 2006 - Pitney Bowes Inc. (NYSE:PBI) today reported fourth quarter and full year 2005 financial results.
         Michael J. Critelli noted, "I am very pleased with our performance during the quarter which featured strong growth in revenue, earnings before interest and taxes (EBIT) and earnings per share. I am also pleased with the progress we made throughout 2005 as successful execution of our growth strategies resulted in more solutions, for more customers, in more places worldwide. We are excited about the opportunities that lie before us in 2006 to participate in even more segments of the growing global mailstream and deliver even more value for our customers and shareholders."

2005 RESULTS
         For the fourth quarter 2005, revenue increased 7 percent to $1.46 billion and net income was $93.6 million or $.41 per diluted share versus $.35 per diluted share in the prior year. For the full year, revenue increased 11 percent to $5.49 billion and net income was $526.6 million or $2.27 per diluted share versus $2.05 per diluted share in the prior year.
         During the quarter, the company recorded an after-tax restructuring charge of $20 million as part of its ongoing restructuring initiatives. Also during the quarter the company recorded a $56 million increase in its tax reserves as a result of an adverse court opinion that another company received related to the tax treatment of corporate owned life insurance (COLI) investments.
         Excluding the restructuring charge in both periods, the tax reserve increase, and the legal settlement in the fourth quarter 2004, the company's fourth quarter adjusted diluted earnings per share was $.74 versus $.71 in the prior year. For the full year 2005, the adjusted diluted earnings per share was $2.70 versus $2.54 in 2004. The following table presents a reconciliation of earnings per share on a Generally Accepted Accounting Principles (GAAP) basis and on an adjusted basis.




----------------------------- ------------ ------------ ---------------- -----------------
                                  4Q05         4Q04      Full Year 2005   Full Year 2004
----------------------------- ------------ ------------ ---------------- -----------------

Adjusted EPS                      $0.74        $0.71          $2.70            $2.54
----------------------------- ------------ ------------ ---------------- -----------------

Restructuring                    ($0.09)      ($0.30)        ($0.16)          ($0.43)
----------------------------- ------------ ------------ ---------------- -----------------

Legal Settlement                   N/A        ($0.05)          N/A            ($0.05)
----------------------------- ------------ ------------ ---------------- -----------------

Foundation Contributions           N/A          N/A          ($0.03)            N/A
----------------------------- ------------ ------------ ---------------- -----------------

Tax Reserve Increase             ($0.24)        N/A          ($0.24)            N/A
----------------------------- ------------ ------------ ---------------- -----------------

GAAP EPS                          $0.41        $0.35          $2.27            $2.05
----------------------------- ------------ ------------ ---------------- -----------------

         The company generated $107 million in cash from operations during the quarter. Free cash flow for the quarter was $137 million. Free cash flow is equal to cash from operations less capital expenditures of $76 million and excludes $77 million of contributions to the company's pension funds and $30 million in restructuring payments during the quarter.
         The company's cash from operations for the full year 2005 was $540 million. Free cash flow for the full year 2005 was $613 million. Free cash flow for the year is equal to cash from operations less capital expenditures of $292 million and excludes $79 million of restructuring payments, a $200 million IRS tax bond in the second quarter, $77 million of contributions to the company's pension funds in the fourth quarter, and $10 million contributed to the company's charitable foundations in the first quarter.
         During the quarter, the company used $69 million to repurchase 1.7 million of its shares, bringing the totals for the year to $259 million and 5.9 million shares, at an average price of $43.53 per share for the year. The company has $241 million of remaining authorization for future share repurchases.

         The company's Board of Directors authorized an increase of its common stock dividend to an annualized rate of $1.28 per common share. A dividend of $.32 per share will be paid in the first quarter, a one cent increase from the prior year. Mr. Critelli noted, "Our higher rate of dividend increase this year reflects our confidence in the strength of our business and cash flow. This marks the twenty-fourth consecutive year that we have increased the dividend on our common stock."
         Global Mailstream Solutions includes worldwide revenue and related expenses from the sale, rental, and financing of mail finishing, mail creation, shipping, and production mail equipment; supplies; support services; payment solutions; and mailing and customer communication software.
         During the quarter, Global Mailstream Solutions revenue increased five percent to $1.04 billion and EBIT increased seven percent to $326 million, when compared with the fourth quarter of the prior year.
         In the U.S., the quarter's revenue growth continued to be favorably impacted by placements of networked digital mailing systems (especially small and mid-sized systems), mail creation equipment, and supplies. Also, there continued to be good demand for software products, as evidenced by the recent decision of Microsoft to integrate Group 1 software into its online mapping service.
         Outside of the U.S., revenue grew ten percent. These results include increased placements of mailing equipment with small businesses and increased sales of supplies. In addition, revenue growth benefited from the acquisitions of Groupe Mag and Danka Canada, but was negatively impacted by foreign currency translation for the first time in more than three years. Revenue growth was also negatively impacted by the comparison to very strong fourth quarter results in 2004.
         Global Business Services includes worldwide revenue and related expenses from facilities management contracts, reprographics, document management, and other value-added services to key vertical markets; and mail services operations, which include presort mail services, international outbound mail services, and direct mail marketing services.

         For the quarter, Global Business Services reported revenue growth of 12 percent to $383 million and EBIT growth of 61 percent to $31 million compared with the fourth quarter of the prior year.
         The company's management services operation reported a three percent decline in revenue and a 23 percent improvement in EBIT. This reflects the company's ongoing focus on enhancing profitability for this business.
         Mail Services revenue grew 75 percent versus the fourth quarter last year as a result of the expansion of its pre-sort and mail consolidation network and the acquisition of Imagitas during the second quarter 2005. The EBIT margin was eight percent, which was a significant improvement compared with the prior year and reflects the company's continued integration of recently acquired sites, as well as the addition of higher margin Imagitas revenue. Imagitas benefited from the expansion last quarter of its marketing services for the motor vehicle registration process to a fifth state and the fourth-quarter launch of the catalog request form as an enhanced offering in the USPS move update kit.
         Capital Services revenue for the quarter increased nine percent to $34 million and EBIT increased 21 percent to $21 million as a result of asset sales in the fourth quarter of 2005.
         In 2005, the company announced that it had entered into a definitive agreement to effect a sponsored spin-off of most of the Capital Services assets. Subject to customary regulatory approvals, the new entity will be an independent, publicly traded company consisting of most of the assets in the Capital Services segment. During the quarter, these assets contributed two cents per diluted share, compared with three cents in the fourth quarter 2004. Included in the quarter's results was a two cent per diluted share contribution from asset sales and a two cent per diluted share charge resulting primarily from the revision of the accounting for certain lease transactions, and favorable adjustments to the Capital Services tax provisions. In accordance with the revisions, the company grossed up the related lease assets and non-recourse debt on its consolidated balance sheets.
         In January the company received a favorable letter ruling from the IRS that the spin-off would be tax-free to its shareholders. The company is considering its options with respect to the Imagistics lease portfolio, which was to be part of the new entity. Any sale or other disposition of the Imagistics portfolio will be subject to a supplemental IRS letter ruling.
         The company continues to manage the Capital Services business to maximize its value to shareholders, as evidenced by the asset sales completed during the year, and continues to expect that the spin-off will occur in 2006.

2006 Outlook
         Looking forward to 2006, the company expects revenue growth in the range of four to six percent for the first quarter and full year, including the impact of strategic transactions announced to date and the expected negative impact from currency translation. The company's earnings expectations for the first quarter and full year 2006 are as follows:


--------------------------- ------------------- --------------- ------------------ ------------------
                                   1Q06               1Q05        Full Year 2006     Full Year 2005
--------------------------- ------------------- --------------- ------------------ ------------------


Adjusted EPS                  $0.61 to $0.63         $0.58        $2.69 to $2.77          $2.51
--------------------------- ------------------- --------------- ------------------ ------------------

Restructuring                ($0.02 to $0.05)        $0.04       ($0.05 to $0.10)        ($0.16)
--------------------------- ------------------- --------------- ------------------ ------------------

Capital Services              $0.01 to $0.03         $0.03        $0.05 to $0.07          $0.11
--------------------------- ------------------- --------------- ------------------ ------------------

Foundation Contributions           N/A              ($0.03)            N/A               ($0.03)
--------------------------- ------------------- --------------- ------------------ ------------------

Tax Reserve Increase               N/A                N/A              N/A               ($0.24)
--------------------------- ------------------- --------------- ------------------ ------------------

GAAP EPS                      $0.57 to $0.64         $0.62        $2.64 to $2.79          $2.19
--------------------------- ------------------- --------------- ------------------ ------------------

         In the first quarter 2006, the company began expensing the cost of its stock option plans on a retroactive basis. Earnings per share amounts shown above for the first quarter of 2006 and 2005 include $0.02 per share for stock option expense. For the full year 2006, stock option expense is estimated in the range of $0.08 to $0.09, compared with $0.08 for 2005.
         While the company anticipates that the Capital Services business will be spun-off during 2006, it has included a full year of revenue and earnings contribution for its guidance.
         During 2006, the company expects to record after-tax restructuring charges related primarily to the completion of programs initiated in 2005.
         As noted above, the board of directors declared a quarterly cash dividend of the company's common stock of 32 cents per share, payable March 12, 2006, to stockholders of record on February 17, 2006. The board also declared a quarterly cash dividend of 53 cents per share on the company's $2.12 convertible preference stock, payable April 1, 2006, to stockholders of record on March 15, 2006, and a quarterly cash dividend of 50 cents per share on the company's 4% convertible cumulative preferred stock, payable May 1, 2006 to stockholders of record on April 14, 2006.

         Management of Pitney Bowes will discuss the company's financial results in a conference call today scheduled for 5:00 p.m. EST. Instructions for listening to the conference call over the WEB are available on the Investor Relations page of the company's web site at http://www.pb.com/investorrelations.
         Pitney Bowes engineers the flow of communication. The company is a $5.5 billion global leader of mailstream solutions headquartered in Stamford, Connecticut. For more information about the company, its products, services and solutions, visit www.pitneybowes.com.
         Pitney Bowes has presented in this earnings release diluted earnings per share on an adjusted basis. Also, management has included a presentation of free cash flow on an adjusted basis and earnings before interest and taxes
(EBIT). Management believes this presentation provides a reasonable basis on which to present the adjusted financial information, and is provided to assist in investors' understanding of the company's results of operations. The company's financial results are reported in accordance with generally accepted accounting principles (GAAP). However, the earnings per share and free cash flow results are adjusted to exclude the impact of special items such as restructuring charges and write downs of assets, which materially impact the comparability of the company's results of operations. Restructuring charges often reflect retooling of the business in an episodic way. Although they represent actual expenses to the company, these episodic charges might mask the periodic income associated with our business had there not been a retooling. The use of free cash flow has limitations. GAAP cash flow has the advantage of including all cash available to the company after actual expenditures for all purposes. Free cash flow permits a shareholder insight into the amount of cash that management could have available for discretionary uses if it made different decisions about employing its cash. It adjusts for long-term commitments such as capital expenditures, as well as special items like cash used for restructuring charges and contributions to its pension funds. Of course, each of these items uses cash that is not otherwise available to the company and are important expenditures. Management compensates for these limitations by using a combination of GAAP cash flow and free cash flow in doing its planning.
         The adjusted financial information and certain financial measures such as EBIT are intended to be more indicative of the ongoing operations and economic results of the company. EBIT excludes interest payments and taxes, both cash items, and as a result, has the effect of showing a greater amount of earnings than net income. The company uses EBIT, in addition to net income, for purposes of measuring the performance of its unit management team. The interest rates and tax rates applicable to the company generally are outside the control of management, and it can be useful to judge performance independent of those variables.

         The adjusted financial information should be viewed as a supplement to, rather than a replacement for, the financial results reported in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly titled measures used by other companies.
         Pitney Bowes has provided in supplemental schedules attached for reference adjusted financial information and a quantitative reconciliation of the differences between the adjusted financial measures with the financial measures calculated and presented in accordance with GAAP, except with respect to our guidance because it would not be meaningful. Additional reconciliation of adjusted financial measures to financial measures calculated and presented in accordance with GAAP may be found at the company's web site http://www.pb.com/investorrelations in the Investor Relations section.
         The statements contained in this news release that are not purely historical are forward-looking statements with the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "anticipates," "intends" and other similar words. Such forward-looking statements include, but are not limited to, statements about possible restructuring charges and our future guidance, including our expected revenue in the first quarter and full year 2006, and our expected diluted earnings per share for the first quarter and for the full year 2006. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment, timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2004 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of any announced acquisitions or business spin-offs. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.
================================================================================
Note: Consolidated statements of income for the three and twelve months ended December 31, 2005 and 2004, and consolidated balance sheets at December 31, 2005, September 30, 2005, and December 31, 2004, are attached.


                                Pitney Bowes Inc.
                        Consolidated Statements of Income
                                   (Unaudited)

(Dollars in thousands, except per share data)

                                               Three Months Ended                   Twelve Months Ended
                                                  December 31,                          December 31,
                                         ---------------------------------    --------------------------------
                                                    2005          2004 (1)               2005         2004 (1)
                                         ---------------   ---------------    ---------------  ---------------

Revenue from:
   Sales                                 $       470,580   $       446,768    $     1,633,348  $     1,462,967
   Rentals                                       195,256           202,510            801,285          804,351
   Financing                                     171,982           153,971            650,226          597,792
   Support services                              202,967           184,863            791,360          680,702
   Business services                             383,418           343,284          1,477,459        1,270,113
   Capital services                               33,584            30,699            138,505          141,515
                                         ---------------   ---------------    ---------------  ---------------

       Total revenue                           1,457,787         1,362,095          5,492,183        4,957,440
                                         ---------------   ---------------    ---------------  ---------------

Costs and expenses:
   Cost of sales                                 204,079           200,036            711,373          663,584
   Cost of rentals                                40,702            40,104            165,963          164,074
   Cost of support services                      100,675            92,998            407,044          353,658
   Cost of business services                     306,925           285,322          1,194,649        1,046,747
   Cost of Capital Services                            -                 -                  -           13,017
   Selling, general and administrative           440,261           409,993          1,685,419        1,506,308
   Research and development                       42,933            42,272            164,806          159,835
   Interest, net                                  56,884            46,083            208,258          173,469
   Restructuring charge                           30,170           110,780             53,650          157,634
   Other expense                                  23,897            19,666             33,897           19,666
                                         ---------------   ---------------    ---------------  ---------------

     Total costs and expenses                  1,246,526         1,247,254          4,625,059        4,257,992
                                         ---------------   ---------------    ---------------  ---------------

Income before income taxes                       211,261           114,841            867,124          699,448

Provision for income taxes                       117,617            32,143            340,546          218,922
                                         ---------------   ---------------    ---------------  ---------------

Net income                               $        93,644   $        82,698    $       526,578  $       480,526
                                         ===============   ===============    ===============  ===============

Basic earnings per share                 $          0.41   $          0.36    $          2.30  $          2.08
                                         ===============   ===============    ===============  ===============

Diluted earnings per share               $          0.41   $          0.35    $          2.27  $          2.05
                                         ===============   ===============    ===============  ===============

Average common and potential common
   shares outstanding                        229,857,650       233,596,974        231,771,812      234,133,211
                                         ===============   ===============    ===============  ===============


(1) Prior year amounts have been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
                           Consolidated Balance Sheets
                                   (Unaudited)
(Dollars in thousands)
Assets                                                             12/31/05        9/30/05(1)       12/31/04(1)
                                                                --------------   --------------   --------------

Current assets:
Cash and cash equivalents                                       $      243,509   $      294,527   $      316,217
Short-term investments, at cost which approximates market               56,193           50,703            3,933
Accounts receivable, less allowances:
     12/05  $46,261  9/05  $47,726  12/04  $50,254                     658,198          637,054          567,772
Finance receivables, less allowances:
     12/05  $52,622  9/05  $64,449  12/04  $69,193                   1,342,446        1,358,437        1,396,269
Inventories                                                            220,918          228,708          206,697
Other current assets and prepayments                                   221,051          214,087          197,874
                                                                --------------   --------------   --------------

Total current assets                                                 2,742,315        2,783,516        2,688,762
                                                                --------------   --------------   --------------

Property, plant and equipment, net                                     621,954          626,737          644,495
Rental property and equipment, net                                   1,022,031        1,015,875        1,046,336
Property leased under capital leases, net                                2,611            3,667            3,081
Long-term finance receivables, less allowances:
  12/05  $76,240  9/05  $78,887 12/04 $94,481                        1,841,673        1,767,038        1,779,805
Investment in leveraged leases                                       1,470,025        1,464,218        1,477,755
Goodwill                                                             1,611,786        1,623,505        1,411,381
Intangible assets, net                                                 347,414          360,585          323,737
Other assets                                                           961,573          874,646          836,274
                                                                --------------   --------------   --------------

Total assets                                                    $   10,621,382   $   10,519,787   $   10,211,626
                                                                ==============   ==============   ==============
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities                        $    1,538,860   $    1,465,538   $    1,487,239
Income taxes payable                                                    55,903          135,684          218,605
Notes payable and current portion of long-term obligations             857,742          962,504        1,210,475
Advance billings                                                       458,392          467,522          421,819
                                                                --------------   --------------   --------------
Total current liabilities                                            2,910,897        3,031,248        3,338,138
                                                                --------------   --------------   --------------

Deferred taxes on income                                             1,922,258        1,786,609        1,765,113
Long-term debt                                                       3,849,623        3,689,759        3,164,688
Other noncurrent liabilities                                           326,663          331,642          343,606
                                                                --------------   --------------   --------------
Total liabilities                                                    9,009,441        8,839,258        8,611,545
                                                                --------------   --------------   --------------
Preferred stockholders' equity in a subsidiary company                 310,000          310,000          310,000
Stockholders' equity:
   Cumulative preferred stock, $50 par value, 4% convertible                17               17               19
   Cumulative preference stock, no par value, $2.12 convertible          1,158            1,160            1,252
   Common stock, $1 par value                                          323,338          323,338          323,338
   Retained earnings                                                 4,485,051        4,452,852        4,243,404
   Accumulated other comprehensive income                               76,917          118,121          135,526
   Treasury stock, at cost                                          (3,584,540)      (3,524,959)      (3,413,458)
                                                                --------------   --------------   --------------
Total stockholders' equity                                           1,301,941        1,370,529        1,290,081
                                                                --------------   --------------   --------------

Total liabilities and stockholders' equity                      $   10,621,382   $   10,519,787   $   10,211,626
                                                                ==============   ==============   ==============


(1) Prior year amounts have been reclassified to conform with the current year presentation.


                                     Pitney Bowes Inc.
                                     Revenue and EBIT
                                 Supplemental Information
                                     December 31, 2005
                                        (Unaudited)


(Dollars in thousands)
                                                                                 %
                                         2005              2004 (2)           Change
                                   ----------------   -----------------   ---------------

Fourth Quarter

   Revenue

   Global Mailstream Solutions     $      1,040,785   $         988,112                5%
   Global Business Services                 383,418             343,284               12%
   Capital Services                          33,584              30,699                9%
                                   ----------------   -----------------   ---------------

   Total Revenue                   $      1,457,787   $       1,362,095                7%
                                   ================   =================   ===============

   EBIT (1)

   Global Mailstream Solutions     $        326,184   $         303,795                7%
   Global Business Services                  30,856              19,135               61%
   Capital Services                          21,261              17,636               21%
                                   ----------------   -----------------   ---------------

   Total EBIT                               378,301             340,566               11%

   Unallocated amounts:
      Interest, net                         (56,884)            (46,083)
      Corporate expense                     (56,089)            (49,196)
      Restructuring charge                  (30,170)           (110,780)
      Other expense                         (23,897)            (19,666)
                                   ----------------   -----------------

Income before income taxes         $        211,261   $         114,841
                                   ================   =================



(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.


                                Pitney Bowes Inc.
                                Revenue and EBIT
                            Supplemental Information
                                December 31, 2005
                                   (Unaudited)

(Dollars in thousands)
                                                                                     %
                                            2005               2004 (2)           Change
                                    -------------------  ------------------   --------------

Annual

   Revenue

   Global Mailstream Solutions      $         3,876,219  $        3,545,812               9%
   Global Business Services                   1,477,459           1,270,113              16%
   Capital Services                             138,505             141,515              (2%)
                                    -------------------  ------------------   --------------

   Total Revenue                    $         5,492,183  $        4,957,440              11%
                                    ===================  ==================   ==============

   EBIT (1)

   Global Mailstream Solutions      $         1,170,471  $        1,075,967               9%
   Global Business Services                      98,042              66,314              48%
   Capital Services                              83,055              87,461              (5%)
                                    -------------------  ------------------   --------------

   Total EBIT                                 1,351,568           1,229,742              10%

   Unallocated amounts:
     Interest, net                             (208,258)           (173,469)
     Corporate expense                         (188,639)           (179,525)
     Restructuring charge                       (53,650)           (157,634)
     Other expense                              (33,897)            (19,666)
                                    -------------------  ------------------
   Income before income taxes       $           867,124  $          699,448
                                    ===================  ==================


(1) Earnings before interest and taxes (EBIT) excludes general corporate expenses.

(2) Prior year amounts have been reclassified to conform with the current year presentation.





                                Pitney Bowes Inc.
       Reconciliation of Reported Consolidated Results to Adjusted Results
                                   (Unaudited)

(Dollars in thousands, except per share amounts)

                                                       Three months ended              Twelve months ended
                                                          December 31,                    December 31,
                                                  ---------------  ---------------  ------------------------------
                                                             2005             2004            2005            2004
                                                  ---------------  ---------------  --------------  --------------
GAAP income from continuing operations
  before income taxes, as reported                $       211,261  $       114,841  $      867,124  $      699,448
    Restructuring charge                                   30,170          110,780          53,650         157,634
    Legal settlements                                           -           19,666               -          19,666
    Contributions to charitable foundations                     -                -          10,000               -
                                                  ---------------  ---------------  --------------  --------------
Income from continuing operations
  before income taxes, as adjusted                        241,431          245,287         930,774         876,748
Provision for income taxes, as adjusted                    71,573           79,107         305,948         282,749
                                                  ---------------  ---------------  --------------  --------------
Income from continuing operations, as adjusted    $       169,858  $       166,180  $      624,826  $      593,999
                                                  ===============  ===============  ==============  ==============


GAAP diluted earnings per share, as reported      $          0.41  $          0.35  $         2.27  $         2.05
    Restructuring charge                                     0.09             0.30            0.16            0.43
    Tax charge                                               0.24                -            0.24               -
    Legal settlements                                           -             0.05               -            0.05
    Contributions to charitable foundations                     -             -               0.03               -
                                                  ---------------  ---------------  --------------  --------------
Diluted earnings per share from continuing
  operations, as adjusted                         $          0.74  $          0.71  $         2.70  $         2.54
                                                  ===============  ===============  ==============  ==============

GAAP net cash provided by operating activities,
  as reported                                     $       106,994  $       216,821  $      539,593  $      944,639
    Capital expenditures                                  (76,104)         (90,757)       (219,550)       (316,982)
    Restructuring payments                                 29,622           21,207          78,544          66,055
    Pension plan investment                                76,508                -          76,508               -
    Contributions to charitable foundations                     -                -          10,000               -
    IRS bond payment                                            -                -         200,000               -
                                                  ---------------  ---------------  --------------  --------------
Free cash flow, as adjusted                       $       137,020  $       147,271  $      613,095  $      693,712
                                                  ===============  ===============  ==============  ==============


Note: The sum of the earnings per share amounts may not equal the totals above due to rounding.
